Exhibit 3.1

                            ARTICLES OF ORGANIZATION

                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE
                            LIMITED LIABILITY COMPANY
                            ARTICLES OF ORGANIZATION

Pursuant to ss. 57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1. The name of the limited liability company is Deutsche Financial Capital Securitization LLC (hereinafter referred to as the "Company").

2. The latest date on which the Company is to dissolve is December 31, 2047.

3. The name and address of each organizer executing these articles of organization is as follows:

         Deutsche Financial Capital Securitization Corp.
         7800 McCloud Road
         Greensboro, North Carolina  27409-9634

         Deutsche Financial Capital Limited Liability Company
         7800 McCloud Road
         Greensboro, North Carolina  27409-9634

4. The street address and county of the initial registered office of the Company is:

         Number and Street:  7800 McCloud Road

         City, State, Zip Code:  Greensboro, North Carolina  27409-9634  County:
         Guilford

5. The mailing address IF DIFFERENT FROM THE STREET ADDRESS of the initial registered office is: not applicable

6.       The name of the initial registered agent is: Myles E. Standish, Esquire

7.       Check one of the following:

               (i) Member-managed LLC: all of the members by virtue of their status as members shall be managers of the Company.


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               x/ (ii) Manager-managed LLC: except as provided by N.C.G.S. ss.
         57C-3-20(a), the members of the Company shall not be managers by virtue of their status as members.

8. The purpose of the Company shall be strictly limited to the issuance of securities secured primarily by certain mortgage collateral ("Securities") and in connection therewith to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with mortgage collateral; to engage in the establishment of one or more trusts to hold pools of mortgage collateral deposited by the Company in such trusts and in consideration of such deposits, to deliver to the Company Securities evidencing ownership interests in such pools of mortgage collateral; to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal in or with Securities; to acquire, own, hold, sell, transfer, assign, pledge and otherwise deal in or with mortgage collateral; and to acquire, own, hold, sell, transfer, assign, pledge and otherwise deal in or with any or all of the ownership interests in trusts established by other entities, institutions or individuals. Subsequent to the issuance of any series of Securities, the Company may sell the mortgage collateral securing Securities to a limited-purpose trust, partnership or corporation, subject to the lien in favor of such bonds. Subject to the limitations contained herein and in the Company's Operating Agreement, the Company may engage in any activity that is incidental to or that renders convenient the accomplishment of any or all of the foregoing and that is not prohibited by law or required to be set forth specifically herein or in the Company's Operating Agreement. The Company shall not engage in any other business. In addition, the Company shall not incur any indebtedness other than (a) Securities, (b) expenses incidental to the issuance of Securities and (c) indebtedness that (i) carries a rating equal to or higher than the lowest rating assigned to any outstanding Securities by a nationally recognized statistical credit rating agency, (ii) is fully subordinate to any outstanding Securities and does not constitute a claim against the Company for any purpose, including without limitation for purposes of commencing an involuntary petition against the Company under any Chapter of the United States Bankruptcy Code, for so long as the Securities are outstanding or (iii) is nonrecourse, payable only from cash in excess of that required to make payments on the Securities and does not constitute a claim against the Company for any purpose to the extent such excess cash flow is insufficient to pay the additional debt.



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9.       These articles will be effective upon filing.

This the 26th day of March, 1997


DEUTSCHE FINANCIAL CAPITAL              DEUTSCHE FINANCIAL CAPITAL
SECURITIZATION CORP.                    LIMITED LIABILITY COMPANY

 By:   /s/ Douglas R. Muir          By:          DEUTSCHE FINANCIAL SERVICES
                                                 CORPORATION, member
 Name:  Douglas R. Muir
 Title:  Treasurer, Vice                By:  /s/ Naran U. Burchinow
         President and Assistant          Name: Naran U. Burchinow
         Secretary                      Title:  Senior Vice President


                                        By:      OAKWOOD ACCEPTANCE
                                                 CORPORATION, member

                                                 By:   /s/ Douglas R. Muir
                                                 Name:  Douglas R. Muir
                                                 Title:  Vice President





NOTES: 1. Filing fee is $100. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.

CORPORATIONS DIVISION    300 N. SALISBURY STREET         RALEIGH, NC  27603-5909


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